Exhibit 99.1

FOR IMMEDIATE RELEASE
Group 1 Automotive Announces Record Quarterly Financial Results
•Record quarterly revenues of $4.7 billion, a 13.0% increase over the comparable prior year period
•Parts and Service revenues reach all-time high for 10th consecutive quarter, a 10.0% increase over the comparable prior year period
•Current quarter diluted earnings per common share from continuing operations of $11.67 and record current quarter adjusted diluted earnings per common share from continuing operations (a non-GAAP measure) of $12.07
HOUSTON, October 25, 2023 — Group 1 Automotive, Inc. (NYSE: GPI) (“Group 1” or the “Company”), an international, Fortune 300 automotive retailer with 201 dealerships located in the U.S. and U.K., today reported record financial results for the third quarter of 2023 (“current quarter”), highlighted by all-time record quarterly total revenues of $4.7 billion and total gross profit of $786.2 million.
Current quarter total revenues were the highest in Company history, driven by record new vehicle and parts and service revenues, providing for increases of 20.2% and 10.0%, respectively. In addition, used vehicle retail revenues increased 4.8% to a quarterly high, driven by increased units sold. The record current quarter gross profit of $786.2 million, a 4.5% increase over the comparable prior year period, was led by all-time highs in gross profit for parts and service and F&I, which increased 10.0% and 7.0%, respectively.
“Our team produced another record quarter, continuing to showcase our ability to deliver across all lines of business. Consolidated parts and service revenues and gross profit, were stand outs, with double digit growth. The sizable increase in vehicles sold, allowed our F&I team to deliver record F&I revenues,” said Daryl Kenningham, Group 1’s President and Chief Executive Officer. “Our return-focused capital allocation strategy continues to benefit our shareholders by generating record adjusted diluted earnings per share in the quarter.”
Reconciliations for financial results, non-GAAP metrics, and diluted earnings per common share between continuing and discontinued operations are included in the accompanying financial tables.
Current Quarter Results Overview
Total revenues for the current quarter were $4.7 billion, a 13.0% increase compared to $4.2 billion for the third quarter of 2022 (“prior year quarter”).
Net income from continuing operations for the current quarter was $164.1 million, a 16.7% decrease compared to $197.1 million for the prior year quarter. Current quarter adjusted net income from continuing operations (a non-GAAP measure) was $169.8 million, a 9.7% decrease compared to $188.1 million for the prior year quarter.
Current quarter diluted earnings per common share from continuing operations was $11.67, a 7.1% decrease compared to $12.57 for the prior year quarter. Current quarter adjusted diluted earnings per common share from continuing operations (a non-GAAP measure) was a record of $12.07, a 0.6% increase over the prior year quarter of $12.00. Current quarter and prior year quarter adjusted diluted earnings per common share from continuing operations exclude adjusted diluted earnings per common share from discontinued operations of $(0.02) and $(0.09), respectively.

Third Quarter 2023 Key Performance Metrics (year-over-year comparable period basis)	Consolidated		Same Store (a non-GAAP measure)
Reported:	3Q23	Change	3Q23	Change
Total revenues	$4.7B	+13.0%	$4.4B	+8.3%
Total gross profit (“GP”)	$786.2M	+4.5%	$740.9M	+1.1%
NV units sold	45,350	+15.6%	42,550	+11.2%
NV GP per retail unit (“PRU”)	$4,285	(18.6)%	$4,213	(20.2)%
Used vehicle (“UV”) retail units sold	50,799	+4.9%	48,240	+2.5%
UV retail GP PRU	$1,602	+2.0%	$1,604	+1.5%
Parts & service (“P&S”) GP	$313.5M	+10.0%	$299.0M	+8.4%
P&S Gross Margin (“GM”)	55.3%	—%	55.0%	(0.3)%
Finance and Insurance (“F&I”) revenues	$199.4M	+7.0%	$187.3M	+3.0%
F&I GP PRU	$2,073	(2.4)%	$2,063	(3.3)%
Selling, General and Administrative (“SG&A”) expenses as a % of GP	63.2%	+325 bps	64.4%	+271 bps
Adjusted SG&A expenses (a non-GAAP measure) as a % of GP	63.4%	+190 bps	63.6%	+220 bps
Corporate Development
A major contributor to our success and driver of incremental value creation for our shareholders is the speed at which we have been able to integrate new acquisitions into our existing operations. Year-to-date, the Company has successfully acquired dealership operations with total expected annual revenues of approximately $1.0 billion.
In the current quarter, the Company disposed of a Volkswagen and Chrysler Dodge Jeep Ram dealership in Maine, a Nissan dealership in Alabama, a Mini and Nissan dealership in Texas and terminated a Jaguar franchise in Louisiana. These dealerships and franchise generated approximately $205.0 million in annual revenues.
From January 1, 2021 to September 30, 2023, the Company actively pursued growth opportunities, acquiring dealership operations with total expected annual revenues of approximately $4.4 billion. Over the same period, portfolio optimization activities resulted in opportunistic dispositions of certain dealerships, with annual revenues of $795.0 million, based on the most recent annual period prior to disposition.
In October 2023, the Company consummated a pending acquisition of a Subaru dealership in New Hampshire. This acquisition is expected to generate $65.0 million of annual revenues.
Share Repurchases
During the current quarter, the Company repurchased 246,433 shares at an average price per common share of $261.89, for a total of $64.5 million, excluding excise taxes of $0.6 million. During the nine months ended September 30, 2023, the Company repurchased 568,614 shares, representing approximately 4.0% of the Company’s outstanding common shares at January 1 of the current year, at an average price per common share of $229.57, for a total of $130.5 million, excluding excise taxes of $1.1 million. During the period January 1, 2022 to September 30, 2023, the Company repurchased 3,589,637 shares, at an average price per common share of $181.57, for a total of $651.8 million, representing approximately 20.9% of the common shares outstanding at the commencement of the period.
As of September 30, 2023, the Company had an aggregate 13.8 million outstanding common shares and unvested restricted stock awards. The Company currently has $184.9 million remaining on its Board authorized common share repurchase program.
Future repurchases may be made from time to time, based on market conditions, legal requirements, and other corporate considerations, in the open market or in privately negotiated transactions, and subject to Board approval and covenant restrictions.
Third Quarter 2023 Earnings Conference Call Details
Group 1’s senior management will host a conference call today at 9:00 a.m. ET to discuss the third quarter 2023 financial results. The conference call will be simulcast live on the Internet at group1corp.com/events. A webcast replay will be available for 30 days.

The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:
Domestic: 1-888-317-6003
International: 1-412-317-6061
Passcode:     5081681
A telephonic replay will be available following the call through November 1, 2023, by dialing:
Domestic: 1-877-344-7529
International: 1-412-317-0088
Replay Code:    3099394
ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 201 automotive dealerships, 269 franchises, and 41 collision centers in the United States and the United Kingdom that offer 35 brands of automobiles. Through its dealerships and omni-channel platform, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.
Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, www.facebook.com/group1auto, and www.twitter.com/group1auto.
FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our strategic investments, goals, plans, projections and guidance regarding our financial position, results of operations and business strategy, including the annualized revenues of recently completed acquisitions or dispositions and other benefits of such currently anticipated or recently completed acquisitions or dispositions. These forward-looking statements often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," "foresee," "may" or "will" and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions, on a timely basis, if at all and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, (i) the armed conflicts in Ukraine and the Middle East and the ongoing labor strike in the U.S. involving automobile workers in the United Auto Workers labor union on our business and the supply chains upon which our business is dependent, (j) the impacts of continued inflation and any potential global recession, (k) our ability to maintain sufficient liquidity to operate, and (l) our ability to successfully integrate recent and future acquisitions. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES, SAME STORE DATA, AND OTHER DATA
In addition to evaluating the financial condition and results of our operations in accordance with U.S. GAAP, from time to time our management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering alternative financial measures not prepared in accordance with U.S. GAAP. In our evaluation of results from time to time, we exclude items that do not arise directly from core operations, such as non-cash asset impairment charges, out-of-period adjustments, legal matters, gains and losses on dealership franchise or real estate transactions, and catastrophic events, such as hailstorms, hurricanes, and snow storms. Because these non-core charges and gains materially affect the Company's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. This includes evaluating measures such as adjusted selling, general and administrative expenses, adjusted net income, adjusted diluted earnings per share, and constant currency. These adjusted measures are not measures of financial performance under U.S. GAAP, but are instead considered non-GAAP financial performance measures. Non-GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be comparable to similarly titled measures used by, other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with U.S. GAAP. We caution investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable U.S. GAAP measures.
In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Our management also uses these adjusted measures in conjunction with U.S. GAAP financial measures to assess our business, including communication with our Board of Directors, investors, and industry analysts concerning financial performance. We disclose these non-GAAP measures, and the related reconciliations, because we believe investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance. The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures.
In addition, we evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our underlying business and results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our current period reported results for entities reporting in currencies other than U.S. dollars using comparative period exchange rates rather than the actual exchange rates in effect during the respective periods. The constant currency performance measures should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with U.S. GAAP. The Same Store amounts presented include the results of dealerships for the identical months in each period presented in comparison, commencing with the first full month in which the dealership was owned by us and, in the case of dispositions, ending with the last full month it was owned by us. Same Store results also include the activities of our corporate headquarters.
Certain amounts in the financial statements may not compute due to rounding. All computations have been calculated using unrounded amounts for all periods presented.

Investor contacts:
Terry Bratton
Manager, Investor Relations
Group 1 Automotive, Inc.
ir@group1auto.com
Media contacts:
Pete DeLongchamps
Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com

Group 1 Automotive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,
	2023	2022	Increase/(Decrease)	% Change
REVENUES:
New vehicle retail sales	$2,264.5	$1,883.3	$381.2	20.2%
Used vehicle retail sales	1,559.6	1,488.6	70.9	4.8%
Used vehicle wholesale sales	114.7	89.6	25.2	28.1%
Parts and service sales	566.9	515.6	51.4	10.0%
Finance, insurance and other, net	199.4	186.3	13.0	7.0%
Total revenues	4,705.1	4,163.4	541.7	13.0%
COST OF SALES:
New vehicle retail sales	2,070.2	1,676.7	393.5	23.5%
Used vehicle retail sales	1,478.2	1,412.6	65.6	4.6%
Used vehicle wholesale sales	117.1	91.1	26.0	28.5%
Parts and service sales	253.4	230.5	23.0	10.0%
Total cost of sales	3,918.9	3,410.8	508.1	14.9%
GROSS PROFIT	786.2	752.6	33.6	4.5%
Selling, general and administrative expenses	496.7	450.9	45.7	10.1%
Depreciation and amortization expense	23.1	21.8	1.3	6.2%
Asset impairments	4.8	—	4.8	100.0%
INCOME FROM OPERATIONS	261.6	279.9	(18.3)	(6.5)%
Floorplan interest expense	16.5	6.5	10.0	153.1%
Other interest expense, net	26.5	19.6	6.9	35.3%
Other income	(1.9)	(3.4)	1.5	(44.4)%
INCOME BEFORE INCOME TAXES	220.5	257.2	(36.7)	(14.3)%
Provision for income taxes	56.4	60.2	(3.8)	(6.2)%
Net income from continuing operations	164.1	197.1	(32.9)	(16.7)%
Net loss from discontinued operations	(0.2)	(1.3)	1.1	(83.7)%
NET INCOME	$163.9	$195.7	$(31.8)	(16.3)%
Less: Earnings allocated to participating securities	4.0	5.4	(1.4)	(25.5)%
Net income available to diluted common shares	$159.9	$190.3	$(30.4)	(16.0)%
Diluted earnings per share from continuing operations	$11.67	$12.57	$(0.90)	(7.1)%
Diluted loss per share from discontinued operations	$(0.02)	$(0.09)	$0.07	(81.8)%
DILUTED EARNINGS PER SHARE	$11.65	$12.48	$(0.83)	(6.6)%
Weighted average dilutive common shares outstanding	13.7	15.2	(1.5)	(10.0)%
Weighted average participating securities	0.3	0.4	(0.1)	(20.2)%
Total weighted average shares	14.1	15.7	(1.6)	(10.3)%
Effective tax rate on continuing operations	25.6%	23.4%	2.2%

Group 1 Automotive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Nine Months Ended September 30,
	2023	2022	Increase/(Decrease)	% Change
REVENUES:
New vehicle retail sales	$6,463.4	$5,479.8	$983.6	18.0%
Used vehicle retail sales	4,359.0	4,353.9	5.1	0.1%
Used vehicle wholesale sales	339.2	278.9	60.3	21.6%
Parts and service sales	1,677.3	1,491.1	186.2	12.5%
Finance, insurance and other, net	554.8	549.5	5.3	1.0%
Total revenues	13,393.7	12,153.1	1,240.5	10.2%
COST OF SALES:
New vehicle retail sales	5,880.9	4,861.6	1,019.3	21.0%
Used vehicle retail sales	4,122.2	4,100.6	21.6	0.5%
Used vehicle wholesale sales	338.6	276.8	61.8	22.3%
Parts and service sales	762.3	668.5	93.8	14.0%
Total cost of sales	11,104.0	9,907.4	1,196.6	12.1%
GROSS PROFIT	2,289.7	2,245.8	43.9	2.0%
Selling, general and administrative expenses	1,439.4	1,329.6	109.8	8.3%
Depreciation and amortization expense	68.6	65.9	2.7	4.1%
Asset impairments	7.7	0.8	6.9	853.1%
INCOME FROM OPERATIONS	773.9	849.4	(75.5)	(8.9)%
Floorplan interest expense	44.7	17.7	27.1	153.1%
Other interest expense, net	72.1	55.5	16.6	29.9%
Other expense (income), net	2.3	(3.4)	5.7	166.8%
INCOME BEFORE INCOME TAXES	654.8	779.6	(124.9)	(16.0)%
Provision for income taxes	161.6	182.1	(20.6)	(11.3)%
Net income from continuing operations	493.2	597.5	(104.3)	(17.5)%
Net loss from discontinued operations	(0.3)	(2.9)	2.6	(89.1)%
NET INCOME	$492.9	$594.6	$(101.7)	(17.1)%
Less: Earnings allocated to participating securities	12.2	16.6	(4.4)	(26.4)%
Net income available to diluted common shares	$480.6	$578.0	$(97.3)	(16.8)%
Diluted earnings per share from continuing operations	$34.81	$36.43	$(1.62)	(4.4)%
Diluted loss per share from discontinued operations	$(0.02)	$(0.18)	$0.15	(87.4)%
DILUTED EARNINGS PER SHARE	$34.79	$36.25	$(1.46)	(4.0)%
Weighted average dilutive common shares outstanding	13.8	15.9	(2.1)	(13.3)%
Weighted average participating securities	0.4	0.5	(0.1)	(23.3)%
Total weighted average shares	14.2	16.4	(2.2)	(13.6)%
Effective tax rate on continuing operations	24.7%	23.4%	1.3%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

	September 30, 2023	December 31, 2022	Increase/(Decrease)	% Change
SELECTED BALANCE SHEET INFORMATION:
(In millions)
Cash and cash equivalents	$52.9	$47.9	$5.1	10.6%
Inventories, net	$1,722.3	$1,356.6	$365.8	27.0%
Floorplan notes payable, net (1)	$1,242.4	$1,005.2	$237.2	23.6%
Total debt	$2,118.2	$2,082.5	$35.7	1.7%
Total equity	$2,611.4	$2,237.5	$373.9	16.7%
(1) Amounts are net of offset accounts of $210.7 and $153.6, respectively.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:
United States	81.8%	80.9%	80.7%	80.9%
United Kingdom	18.2%	19.1%	19.3%	19.1%

NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Lexus	24.0%	25.2%	23.1%	24.3%
Volkswagen/Audi/Porsche/SEAT/SKODA	15.5%	16.1%	15.9%	15.7%
BMW/MINI	10.7%	12.9%	11.4%	12.7%
Chevrolet/GMC/Buick	10.2%	7.0%	8.8%	6.5%
Ford/Lincoln	7.3%	7.7%	7.8%	8.2%
Honda/Acura	7.4%	6.1%	7.6%	6.9%
Mercedes-Benz/Sprinter	6.0%	6.2%	6.3%	6.2%
Hyundai/Kia/Genesis	5.7%	4.8%	5.3%	4.9%
Chrysler/Dodge/Jeep/RAM	3.7%	5.2%	4.0%	5.1%
Nissan	3.7%	2.9%	3.9%	3.6%
Subaru	2.8%	2.7%	2.7%	2.7%
Jaguar/Land Rover	1.6%	1.7%	1.7%	1.5%
Mazda	1.2%	1.3%	1.2%	1.2%
Other	0.4%	0.3%	0.4%	0.3%
	100.0%	100.0%	100.0%	100.0%

	September 30, 2023	December 31, 2022	September 30, 2022
DAYS’ SUPPLY IN INVENTORY (1):
Consolidated
New vehicle inventory	28	24	16
Used vehicle inventory	34	34	34
U.S.
New vehicle inventory	30	21	15
Used vehicle inventory	29	28	31
U.K.
New vehicle inventory	22	36	20
Used vehicle inventory	48	63	46
(1) Days’ supply in inventory is calculated based on inventory unit levels and 30-day total unit sales volumes, both at the end of each reporting period.

Group 1 Automotive, Inc.
Reported Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Three Months Ended September 30,
	2023	2022	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$2,264.5	$1,883.3	$381.2	20.2%	$25.6	18.9%
Used vehicle retail sales	1,559.6	1,488.6	70.9	4.8%	23.6	3.2%
Used vehicle wholesale sales	114.7	89.6	25.2	28.1%	2.4	25.4%
Total used	1,674.3	1,578.2	96.1	6.1%	26.0	4.4%
Parts and service sales	566.9	515.6	51.4	10.0%	5.2	8.9%
F&I, net	199.4	186.3	13.0	7.0%	1.3	6.3%
Total revenues	$4,705.1	$4,163.4	$541.7	13.0%	$58.2	11.6%
Gross profit:
New vehicle retail sales	$194.3	$206.7	$(12.3)	(6.0)%	$2.3	(7.1)%
Used vehicle retail sales	81.4	76.1	5.3	7.0%	1.1	5.5%
Used vehicle wholesale sales	(2.3)	(1.5)	(0.8)	(52.2)%	(0.1)	(44.3)%
Total used	79.0	74.5	4.5	6.1%	1.0	4.7%
Parts and service sales	313.5	285.1	28.4	10.0%	3.1	8.9%
F&I, net	199.4	186.3	13.0	7.0%	1.3	6.3%
Total gross profit	$786.2	$752.6	$33.6	4.5%	$7.7	3.4%
Gross margin:
New vehicle retail sales	8.6%	11.0%	(2.4)%
Used vehicle retail sales	5.2%	5.1%	0.1%
Used vehicle wholesale sales	(2.0)%	(1.7)%	(0.3)%
Total used	4.7%	4.7%	—%
Parts and service sales	55.3%	55.3%	—%
Total gross margin	16.7%	18.1%	(1.4)%
Units sold:
Retail new vehicles sold (1)	45,350	39,237	6,113	15.6%
Retail used vehicles sold	50,799	48,427	2,372	4.9%
Wholesale used vehicles sold	11,740	9,456	2,284	24.2%
Total used	62,539	57,883	4,656	8.0%
Average sales price per unit sold:
New vehicle retail (1)	$50,300	$47,999	$2,301	4.8%	$930	2.9%
Used vehicle retail	$30,701	$30,740	$(39)	(0.1)%	$464	(1.6)%
Gross profit per unit sold:
New vehicle retail sales	$4,285	$5,267	$(982)	(18.6)%	$51	(19.6)%
Used vehicle retail sales	$1,602	$1,571	$31	2.0%	$22	0.6%
Used vehicle wholesale sales	$(199)	$(162)	$(37)	(22.6)%	$(10)	(16.2)%
Total used	$1,264	$1,288	$(24)	(1.8)%	$16	(3.1)%
F&I PRU	$2,073	$2,125	$(52)	(2.4)%	$13	(3.1)%
Other:
SG&A expenses	$496.7	$450.9	$45.7	10.1%	$5.7	8.9%
Adjusted SG&A expenses (2)	$498.8	$463.1	$35.6	7.7%	$5.7	6.5%
SG&A as % gross profit	63.2%	59.9%	3.3%
Adjusted SG&A as % gross profit (2)	63.4%	61.5%	1.9%
Operating margin %	5.6%	6.7%	(1.2)%
Adjusted operating margin % (2)	5.6%	6.4%	(0.8)%
Pretax margin %	4.7%	6.2%	(1.5)%
Adjusted pretax margin % (2)	4.8%	5.9%	(1.1)%
Floorplan expense:
Floorplan interest expense	$16.5	$6.5	$10.0	153.1%	$0.2	149.9%
Less: Floorplan assistance (3)	18.8	13.9	4.9	35.1%	—	35.1%
Net floorplan expense	$(2.3)	$(7.4)	$5.1		$0.2
(1) Retail new vehicle units sold for 2023 include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
(3) Floorplan assistance is included within New vehicle retail Gross profit above and New vehicle retail Cost of sales in our Condensed Consolidated Statements of Operations.

Group 1 Automotive, Inc.
Reported Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Nine Months Ended September 30,
	2023	2022	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$6,463.4	$5,479.8	$983.6	18.0%	$(6.6)	18.1%
Used vehicle retail sales	4,359.0	4,353.9	5.1	0.1%	(11.4)	0.4%
Used vehicle wholesale sales	339.2	278.9	60.3	21.6%	(1.3)	22.1%
Total used	4,698.2	4,632.8	65.4	1.4%	(12.7)	1.7%
Parts and service sales	1,677.3	1,491.1	186.2	12.5%	(1.9)	12.6%
F&I, net	554.8	549.5	5.3	1.0%	(0.5)	1.0%
Total revenues	$13,393.7	$12,153.1	$1,240.5	10.2%	$(22.0)	10.4%
Gross profit:
New vehicle retail sales	$582.5	$618.2	$(35.7)	(5.8)%	$(0.2)	(5.7)%
Used vehicle retail sales	236.9	253.4	(16.5)	(6.5)%	(0.7)	(6.2)%
Used vehicle wholesale sales	0.5	2.1	(1.5)	(74.3)%	—	(74.5)%
Total used	237.4	255.5	(18.0)	(7.1)%	(0.7)	(6.8)%
Parts and service sales	915.0	822.6	92.4	11.2%	(1.1)	11.4%
F&I, net	554.8	549.5	5.3	1.0%	(0.5)	1.0%
Total gross profit	$2,289.7	$2,245.8	$43.9	2.0%	$(2.7)	2.1%
Gross margin:
New vehicle retail sales	9.0%	11.3%	(2.3)%
Used vehicle retail sales	5.4%	5.8%	(0.4)%
Used vehicle wholesale sales	0.2%	0.7%	(0.6)%
Total used	5.1%	5.5%	(0.5)%
Parts and service sales	54.6%	55.2%	(0.6)%
Total gross margin	17.1%	18.5%	(1.4)%
Units sold:
Retail new vehicles sold (1)	129,739	114,792	14,947	13.0%
Retail used vehicles sold	143,000	141,140	1,860	1.3%
Wholesale used vehicles sold	32,607	28,069	4,538	16.2%
Total used	175,607	169,209	6,398	3.8%
Average sales price per unit sold:
New vehicle retail (1)	$50,172	$47,736	$2,436	5.1%	$303	4.5%
Used vehicle retail	$30,483	$30,848	$(366)	(1.2)%	$(80)	(0.9)%
Gross profit per unit sold:
New vehicle retail sales	$4,490	$5,385	$(895)	(16.6)%	$(2)	(16.6)%
Used vehicle retail sales	$1,657	$1,795	$(139)	(7.7)%	$(5)	(7.5)%
Used vehicle wholesale sales	$16	$73	$(57)	(77.9)%	$—	(78.1)%
Total used	$1,352	$1,510	$(158)	(10.4)%	$(4)	(10.2)%
F&I PRU	$2,034	$2,147	$(113)	(5.3)%	$(2)	(5.2)%
Other:
SG&A expenses	$1,439.4	$1,329.6	$109.8	8.3%	$(1.8)	8.4%
Adjusted SG&A expenses (2)	$1,452.7	$1,366.3	$86.3	6.3%	$(2.1)	6.5%
SG&A as % gross profit	62.9%	59.2%	3.7%
Adjusted SG&A as % gross profit (2)	63.4%	60.8%	2.6%
Operating margin %	5.8%	7.0%	(1.2)%
Adjusted operating margin % (2)	5.7%	6.7%	(1.0)%
Pretax margin %	4.9%	6.4%	(1.5)%
Adjusted pretax margin % (2)	4.8%	6.1%	(1.3)%
Floorplan expense:
Floorplan interest expense	$44.7	$17.7	$27.1	153.1%	$(0.1)	153.5%
Less: Floorplan assistance (3)	51.9	42.1	9.8	23.2%	—	23.2%
Net floorplan expense	$(7.1)	$(24.4)	$17.3		$(0.1)
(1) Retail new vehicle units sold for 2023 include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
(3) Floorplan assistance is included within New vehicle retail Gross profit above and New vehicle retail Cost of sales in our Condensed Consolidated Statements of Operations.

Group 1 Automotive, Inc.
Reported Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Three Months Ended September 30,
	2023	2022	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$1,920.2	$1,586.9	$333.3	21.0%
Used vehicle retail sales	1,223.5	1,212.1	11.4	0.9%
Used vehicle wholesale sales	80.1	61.3	18.8	30.7%
Total used	1,303.6	1,273.4	30.2	2.4%
Parts and service sales	494.4	453.8	40.7	9.0%
F&I, net	181.5	170.2	11.2	6.6%
Total revenues	$3,899.7	$3,484.3	$415.4	11.9%
Gross profit:
New vehicle retail sales	$164.9	$180.7	$(15.8)	(8.7)%
Used vehicle retail sales	65.7	60.6	5.1	8.4%
Used vehicle wholesale sales	(0.4)	(1.3)	0.8	66.2%
Total used	65.3	59.3	5.9	10.0%
Parts and service sales	271.0	249.0	22.0	8.9%
F&I, net	181.5	170.2	11.2	6.6%
Total gross profit	$682.7	$659.3	$23.4	3.6%
Gross margin:
New vehicle retail sales	8.6%	11.4%	(2.8)%
Used vehicle retail sales	5.4%	5.0%	0.4%
Used vehicle wholesale sales	(0.5)%	(2.1)%	1.5%
Total used	5.0%	4.7%	0.3%
Parts and service sales	54.8%	54.9%	(0.1)%
Total gross margin	17.5%	18.9%	(1.4)%
Units sold:
Retail new vehicles sold	37,079	31,745	5,334	16.8%
Retail used vehicles sold	39,676	38,172	1,504	3.9%
Wholesale used vehicles sold	8,380	6,453	1,927	29.9%
Total used	48,056	44,625	3,431	7.7%
Average sales price per unit sold:
New vehicle retail	$51,786	$49,990	$1,796	3.6%
Used vehicle retail	$30,838	$31,754	$(916)	(2.9)%
Gross profit per unit sold:
New vehicle retail sales	$4,449	$5,693	$(1,244)	(21.9)%
Used vehicle retail sales	$1,656	$1,588	$68	4.3%
Used vehicle wholesale sales	$(51)	$(197)	$146	74.0%
Total used	$1,359	$1,330	$29	2.2%
F&I PRU	$2,364	$2,435	$(71)	(2.9)%
Other:
SG&A expenses	$417.4	$385.8	$31.6	8.2%
Adjusted SG&A expenses (1)	$419.5	$399.3	$20.2	5.1%
SG&A as % gross profit	61.1%	58.5%	2.6%
Adjusted SG&A as % gross profit (1)	61.4%	60.6%	0.9%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Nine Months Ended September 30,
	2023	2022	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$5,444.3	$4,581.8	$862.5	18.8%
Used vehicle retail sales	3,393.5	3,447.6	(54.1)	(1.6)%
Used vehicle wholesale sales	242.2	177.6	64.6	36.3%
Total used	3,635.7	3,625.3	10.4	0.3%
Parts and service sales	1,459.4	1,307.7	151.7	11.6%
F&I, net	502.3	498.1	4.2	0.8%
Total revenues	$11,041.7	$10,012.8	$1,028.8	10.3%
Gross profit:
New vehicle retail sales	$489.7	$538.5	$(48.8)	(9.1)%
Used vehicle retail sales	187.5	203.0	(15.5)	(7.6)%
Used vehicle wholesale sales	3.0	3.8	(0.8)	(21.2)%
Total used	190.5	206.8	(16.3)	(7.9)%
Parts and service sales	787.4	713.1	74.3	10.4%
F&I, net	502.3	498.1	4.2	0.8%
Total gross profit	$1,970.0	$1,956.5	$13.5	0.7%
Gross margin:
New vehicle retail sales	9.0%	11.8%	(2.8)%
Used vehicle retail sales	5.5%	5.9%	(0.4)%
Used vehicle wholesale sales	1.2%	2.2%	(0.9)%
Total used	5.2%	5.7%	(0.5)%
Parts and service sales	54.0%	54.5%	(0.6)%
Total gross margin	17.8%	19.5%	(1.7)%
Units sold:
Retail new vehicles sold	104,657	92,870	11,787	12.7%
Retail used vehicles sold	110,422	110,635	(213)	(0.2)%
Wholesale used vehicles sold	23,296	18,513	4,783	25.8%
Total used	133,718	129,148	4,570	3.5%
Average sales price per unit sold:
New vehicle retail	$52,020	$49,335	$2,685	5.4%
Used vehicle retail	$30,732	$31,162	$(430)	(1.4)%
Gross profit per unit sold:
New vehicle retail sales	$4,679	$5,799	$(1,119)	(19.3)%
Used vehicle retail sales	$1,698	$1,834	$(137)	(7.4)%
Used vehicle wholesale sales	$130	$207	$(77)	(37.4)%
Total used	$1,425	$1,601	$(176)	(11.0)%
F&I PRU	$2,335	$2,448	$(112)	(4.6)%
Other:
SG&A expenses	$1,209.8	$1,133.0	$76.8	6.8%
Adjusted SG&A expenses (1)	$1,222.1	$1,168.4	$53.8	4.6%
SG&A as % gross profit	61.4%	57.9%	3.5%
Adjusted SG&A as % gross profit (1)	62.0%	59.7%	2.3%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Three Months Ended September 30,
	2023	2022	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$344.4	$296.4	$47.9	16.2%	$25.6	7.5%
Used vehicle retail sales	336.1	276.5	59.5	21.5%	23.6	13.0%
Used vehicle wholesale sales	34.6	28.3	6.4	22.5%	2.4	14.0%
Total used	370.7	304.8	65.9	21.6%	26.0	13.1%
Parts and service sales	72.5	61.8	10.7	17.3%	5.2	8.9%
F&I, net	17.9	16.1	1.8	11.3%	1.3	3.3%
Total revenues	$805.5	$679.1	$126.4	18.6%	$58.2	10.0%
Gross profit:
New vehicle retail sales	$29.4	$25.9	$3.4	13.2%	$2.3	4.2%
Used vehicle retail sales	15.7	15.5	0.2	1.4%	1.1	(5.9)%
Used vehicle wholesale sales	(1.9)	(0.3)	(1.6)	NM	(0.1)	NM
Total used	13.8	15.2	(1.4)	(9.4)%	1.0	(16.0)%
Parts and service sales	42.5	36.1	6.4	17.6%	3.1	9.1%
F&I, net	17.9	16.1	1.8	11.3%	1.3	3.3%
Total gross profit	$103.5	$93.3	$10.2	10.9%	$7.7	2.7%
Gross margin:
New vehicle retail sales	8.5%	8.8%	(0.2)%
Used vehicle retail sales	4.7%	5.6%	(0.9)%
Used vehicle wholesale sales	(5.5)%	(0.9)%	(4.6)%
Total used	3.7%	5.0%	(1.3)%
Parts and service sales	58.6%	58.4%	0.1%
Total gross margin	12.9%	13.7%	(0.9)%
Units sold:
Retail new vehicles sold (1)	8,271	7,492	779	10.4%
Retail used vehicles sold	11,123	10,255	868	8.5%
Wholesale used vehicles sold	3,360	3,003	357	11.9%
Total used	14,483	13,258	1,225	9.2%
Average sales price per unit sold:
New vehicle retail (1)	$43,342	$39,563	$3,779	9.6%	$3,225	1.4%
Used vehicle retail	$30,213	$26,967	$3,246	12.0%	$2,121	4.2%
Gross profit per unit sold:
New vehicle retail sales	$3,551	$3,464	$88	2.5%	$281	(5.6)%
Used vehicle retail sales	$1,408	$1,507	$(99)	(6.5)%	$101	(13.3)%
Used vehicle wholesale sales	$(566)	$(87)	$(479)	NM	$(36)	NM
Total used	$950	$1,146	$(196)	(17.1)%	$69	(23.1)%
F&I PRU	$922	$905	$17	1.9%	$66	(5.4)%
Other:
SG&A expenses	$79.3	$65.1	$14.1	21.7%	$5.7	13.0%
Adjusted SG&A expenses (2)	$79.3	$63.8	$15.4	24.2%	$5.7	15.3%
SG&A as % gross profit	76.6%	69.8%	6.8%
Adjusted SG&A as % gross profit (2)	76.6%	68.4%	8.2%
(1) Retail new vehicle units sold for 2023 include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
NM — Not Meaningful

Group 1 Automotive, Inc.
Reported Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Nine Months Ended September 30,
	2023	2022	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$1,019.1	$898.0	$121.2	13.5%	$(6.6)	14.2%
Used vehicle retail sales	965.6	906.3	59.2	6.5%	(11.4)	7.8%
Used vehicle wholesale sales	96.9	101.2	(4.3)	(4.2)%	(1.3)	(3.0)%
Total used	1,062.5	1,007.5	55.0	5.5%	(12.7)	6.7%
Parts and service sales	217.9	183.4	34.5	18.8%	(1.9)	19.9%
F&I, net	52.5	51.4	1.0	2.0%	(0.5)	3.0%
Total revenues	$2,352.0	$2,140.3	$211.7	9.9%	$(22.0)	10.9%
Gross profit:
New vehicle retail sales	$92.8	$79.6	$13.1	16.5%	$(0.2)	16.8%
Used vehicle retail sales	49.4	50.4	(1.0)	(2.1)%	(0.7)	(0.6)%
Used vehicle wholesale sales	(2.5)	(1.8)	(0.7)	(40.6)%	—	(40.9)%
Total used	46.9	48.7	(1.8)	(3.6)%	(0.7)	(2.2)%
Parts and service sales	127.5	109.5	18.0	16.5%	(1.1)	17.5%
F&I, net	52.5	51.4	1.0	2.0%	(0.5)	3.0%
Total gross profit	$319.7	$289.2	$30.4	10.5%	$(2.7)	11.4%
Gross margin:
New vehicle retail sales	9.1%	8.9%	0.2%
Used vehicle retail sales	5.1%	5.6%	(0.4)%
Used vehicle wholesale sales	(2.6)%	(1.7)%	(0.8)%
Total used	4.4%	4.8%	(0.4)%
Parts and service sales	58.5%	59.7%	(1.2)%
Total gross margin	13.6%	13.5%	0.1%
Units sold:
Retail new vehicles sold (1)	25,082	21,922	3,160	14.4%
Retail used vehicles sold	32,578	30,505	2,073	6.8%
Wholesale used vehicles sold	9,311	9,556	(245)	(2.6)%
Total used	41,889	40,061	1,828	4.6%
Average sales price per unit sold:
New vehicle retail (1)	$42,149	$40,962	$1,187	2.9%	$(272)	3.6%
Used vehicle retail	$29,639	$29,711	$(73)	(0.2)%	$(351)	0.9%
Gross profit per unit sold:
New vehicle retail sales	$3,699	$3,633	$66	1.8%	$(10)	2.1%
Used vehicle retail sales	$1,516	$1,653	$(137)	(8.3)%	$(22)	(7.0)%
Used vehicle wholesale sales	$(267)	$(185)	$(82)	(44.3)%	$1	(44.6)%
Total used	$1,120	$1,215	$(95)	(7.8)%	$(17)	(6.4)%
F&I PRU	$910	$981	$(71)	(7.2)%	$(8)	(6.4)%
Other:
SG&A expenses	$229.6	$196.6	$33.0	16.8%	$(1.8)	17.7%
Adjusted SG&A expenses (2)	$230.5	$197.9	$32.6	16.5%	$(2.1)	17.5%
SG&A as % gross profit	71.8%	68.0%	3.9%
Adjusted SG&A as % gross profit (2)	72.1%	68.4%	3.7%
(1) Retail new vehicle units sold for 2023 include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Three Months Ended September 30,
	2023	2022	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$2,095.3	$1,838.6	$256.7	14.0%	$25.3	12.6%
Used vehicle retail sales	1,462.9	1,451.6	11.3	0.8%	23.1	(0.8)%
Used vehicle wholesale sales	105.9	86.9	19.0	21.8%	2.4	19.1%
Total used	1,568.8	1,538.5	30.3	2.0%	25.4	0.3%
Parts and service sales	543.9	498.6	45.4	9.1%	4.9	8.1%
F&I, net	187.3	181.9	5.4	3.0%	1.3	2.3%
Total revenues	$4,395.3	$4,057.6	$337.7	8.3%	$57.0	6.9%
Gross profit:
New vehicle retail sales	$179.3	$202.1	$(22.8)	(11.3)%	$2.3	(12.4)%
Used vehicle retail sales	77.4	74.3	3.0	4.1%	1.1	2.6%
Used vehicle wholesale sales	(2.1)	(1.4)	(0.7)	(50.4)%	(0.1)	(41.3)%
Total used	75.3	73.0	2.4	3.2%	1.0	1.9%
Parts and service sales	299.0	275.8	23.2	8.4%	2.9	7.4%
F&I, net	187.3	181.9	5.4	3.0%	1.3	2.3%
Total gross profit	$740.9	$732.8	$8.2	1.1%	$7.4	0.1%
Gross margin:
New vehicle retail sales	8.6%	11.0%	(2.4)%
Used vehicle retail sales	5.3%	5.1%	0.2%
Used vehicle wholesale sales	(2.0)%	(1.6)%	(0.4)%
Total used	4.8%	4.7%	0.1%
Parts and service sales	55.0%	55.3%	(0.3)%
Total gross margin	16.9%	18.1%	(1.2)%
Units sold:
Retail new vehicles sold (1)	42,550	38,252	4,298	11.2%
Retail used vehicles sold	48,240	47,050	1,190	2.5%
Wholesale used vehicles sold	11,028	9,141	1,887	20.6%
Total used	59,268	56,191	3,077	5.5%
Average sales price per unit sold:
New vehicle retail (1)	$49,626	$48,065	$1,561	3.2%	$979	1.2%
Used vehicle retail	$30,325	$30,852	$(527)	(1.7)%	$478	(3.3)%
Gross profit per unit sold:
New vehicle retail sales	$4,213	$5,282	$(1,069)	(20.2)%	$54	(21.3)%
Used vehicle retail sales	$1,604	$1,580	$24	1.5%	$23	0.1%
Used vehicle wholesale sales	$(188)	$(151)	$(37)	(24.7)%	$(11)	(17.2)%
Total used	$1,271	$1,299	$(28)	(2.1)%	$16	(3.4)%
F&I PRU	$2,063	$2,133	$(69)	(3.3)%	$14	(3.9)%
Other:
SG&A expenses	$477.3	$452.2	$25.1	5.5%	$5.5	4.3%
Adjusted SG&A expenses (2)	$471.4	$450.1	$21.3	4.7%	$5.4	3.5%
SG&A as % gross profit	64.4%	61.7%	2.7%
Adjusted SG&A as % gross profit (2)	63.6%	61.4%	2.2%
Operating margin %	5.4%	6.4%	(1.0)%
Adjusted operating margin % (2)	5.6%	6.5%	(0.8)%
(1) Retail new vehicle units sold for 2023 include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Nine Months Ended September 30,
	2023	2022	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$6,042.6	$5,353.4	$689.3	12.9%	$(6.5)	13.0%
Used vehicle retail sales	4,117.3	4,267.1	(149.8)	(3.5)%	(11.1)	(3.2)%
Used vehicle wholesale sales	315.7	272.4	43.3	15.9%	(1.2)	16.4%
Total used	4,433.0	4,539.5	(106.5)	(2.3)%	(12.4)	(2.1)%
Parts and service sales	1,603.4	1,451.8	151.6	10.4%	(1.8)	10.6%
F&I, net	524.8	536.8	(12.0)	(2.2)%	(0.5)	(2.2)%
Total revenues	$12,603.9	$11,881.5	$722.4	6.1%	$(21.4)	6.3%
Gross profit:
New vehicle retail sales	$542.6	$603.4	$(60.9)	(10.1)%	$(0.2)	(10.0)%
Used vehicle retail sales	225.3	248.4	(23.1)	(9.3)%	(0.7)	(9.0)%
Used vehicle wholesale sales	0.8	2.2	(1.5)	(65.7)%	—	(65.8)%
Total used	226.0	250.6	(24.6)	(9.8)%	(0.7)	(9.5)%
Parts and service sales	872.8	800.5	72.3	9.0%	(1.1)	9.2%
F&I, net	524.8	536.8	(12.0)	(2.2)%	(0.5)	(2.2)%
Total gross profit	$2,166.2	$2,191.4	$(25.2)	(1.1)%	$(2.5)	(1.0)%
Gross margin:
New vehicle retail sales	9.0%	11.3%	(2.3)%
Used vehicle retail sales	5.5%	5.8%	(0.4)%
Used vehicle wholesale sales	0.2%	0.8%	(0.6)%
Total used	5.1%	5.5%	(0.4)%
Parts and service sales	54.4%	55.1%	(0.7)%
Total gross margin	17.2%	18.4%	(1.3)%
Units sold:
Retail new vehicles sold (1)	122,572	111,677	10,895	9.8%
Retail used vehicles sold	136,248	137,797	(1,549)	(1.1)%
Wholesale used vehicles sold	30,863	27,210	3,653	13.4%
Total used	167,111	165,007	2,104	1.3%
Average sales price per unit sold:
New vehicle retail (1)	$49,669	$47,936	$1,733	3.6%	$317	3.0%
Used vehicle retail	$30,219	$30,967	$(747)	(2.4)%	$(82)	(2.1)%
Gross profit per unit sold:
New vehicle retail sales	$4,427	$5,403	$(977)	(18.1)%	$(2)	(18.0)%
Used vehicle retail sales	$1,653	$1,803	$(149)	(8.3)%	$(5)	(8.0)%
Used vehicle wholesale sales	$25	$81	$(57)	(69.7)%	$—	(69.8)%
Total used	$1,353	$1,519	$(166)	(10.9)%	$(4)	(10.7)%
F&I PRU	$2,028	$2,152	$(124)	(5.8)%	$(2)	(5.7)%
Other:
SG&A expenses	$1,380.3	$1,330.9	$49.4	3.7%	$(1.9)	3.9%
Adjusted SG&A expenses (2)	$1,374.2	$1,328.8	$45.4	3.4%	$(2.0)	3.6%
SG&A as % gross profit	63.7%	60.7%	3.0%
Adjusted SG&A as % gross profit (2)	63.4%	60.6%	2.8%
Operating margin %	5.7%	6.7%	(1.0)%
Adjusted operating margin % (2)	5.8%	6.7%	(1.0)%
(1) Retail new vehicle units sold for 2023 include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Three Months Ended September 30,
	2023	2022	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$1,754.3	$1,542.8	$211.5	13.7%
Used vehicle retail sales	1,133.4	1,176.4	(43.0)	(3.7)%
Used vehicle wholesale sales	71.8	58.8	13.0	22.1%
Total used	1,205.2	1,235.2	(30.0)	(2.4)%
Parts and service sales	475.8	439.5	36.3	8.2%
F&I, net	169.7	165.9	3.8	2.3%
Total revenues	$3,605.1	$3,383.5	$221.6	6.5%
Gross profit:
New vehicle retail sales	$150.1	$176.2	$(26.0)	(14.8)%
Used vehicle retail sales	62.2	59.0	3.2	5.4%
Used vehicle wholesale sales	(0.1)	(1.1)	1.0	87.7%
Total used	62.0	57.9	4.2	7.2%
Parts and service sales	258.6	241.0	17.5	7.3%
F&I, net	169.7	165.9	3.8	2.3%
Total gross profit	$640.5	$641.0	$(0.5)	(0.1)%
Gross margin:
New vehicle retail sales	8.6%	11.4%	(2.9)%
Used vehicle retail sales	5.5%	5.0%	0.5%
Used vehicle wholesale sales	(0.2)%	(1.9)%	1.7%
Total used	5.1%	4.7%	0.5%
Parts and service sales	54.3%	54.8%	(0.5)%
Total gross margin	17.8%	18.9%	(1.2)%
Units sold:
Retail new vehicles sold	34,348	30,790	3,558	11.6%
Retail used vehicles sold	37,345	36,875	470	1.3%
Wholesale used vehicles sold	7,722	6,163	1,559	25.3%
Total used	45,067	43,038	2,029	4.7%
Average sales price per unit sold:
New vehicle retail	$51,076	$50,108	$967	1.9%
Used vehicle retail	$30,350	$31,902	$(1,552)	(4.9)%
Gross profit per unit sold:
New vehicle retail sales	$4,371	$5,721	$(1,350)	(23.6)%
Used vehicle retail sales	$1,665	$1,600	$66	4.1%
Used vehicle wholesale sales	$(18)	$(180)	$163	90.2%
Total used	$1,377	$1,345	$32	2.4%
F&I PRU	$2,367	$2,452	$(85)	(3.5)%
Other:
SG&A expenses	$400.7	$388.5	$12.2	3.1%
Adjusted SG&A expenses (1)	$394.9	$387.7	$7.2	1.8%
SG&A as % gross profit	62.6%	60.6%	2.0%
Adjusted SG&A as % gross profit (1)	61.7%	60.5%	1.2%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Nine Months Ended September 30,
	2023	2022	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$5,042.6	$4,457.5	$585.1	13.1%
Used vehicle retail sales	3,175.4	3,365.7	(190.3)	(5.7)%
Used vehicle wholesale sales	220.9	171.7	49.2	28.7%
Total used	3,396.3	3,537.4	(141.1)	(4.0)%
Parts and service sales	1,401.5	1,276.9	124.6	9.8%
F&I, net	473.4	485.7	(12.3)	(2.5)%
Total revenues	$10,313.9	$9,757.5	$556.4	5.7%
Gross profit:
New vehicle retail sales	$451.8	$524.0	$(72.2)	(13.8)%
Used vehicle retail sales	177.7	198.3	(20.6)	(10.4)%
Used vehicle wholesale sales	3.3	3.9	(0.7)	(16.6)%
Total used	181.0	202.3	(21.3)	(10.5)%
Parts and service sales	752.5	695.1	57.3	8.2%
F&I, net	473.4	485.7	(12.3)	(2.5)%
Total gross profit	$1,858.7	$1,907.1	$(48.4)	(2.5)%
Gross margin:
New vehicle retail sales	9.0%	11.8%	(2.8)%
Used vehicle retail sales	5.6%	5.9%	(0.3)%
Used vehicle wholesale sales	1.5%	2.3%	(0.8)%
Total used	5.3%	5.7%	(0.4)%
Parts and service sales	53.7%	54.4%	(0.7)%
Total gross margin	18.0%	19.5%	(1.5)%
Units sold:
Retail new vehicles sold	97,918	89,841	8,077	9.0%
Retail used vehicles sold	104,532	107,551	(3,019)	(2.8)%
Wholesale used vehicles sold	21,713	17,739	3,974	22.4%
Total used	126,245	125,290	955	0.8%
Average sales price per unit sold:
New vehicle retail	$51,498	$49,615	$1,883	3.8%
Used vehicle retail	$30,378	$31,294	$(916)	(2.9)%
Gross profit per unit sold:
New vehicle retail sales	$4,614	$5,832	$(1,218)	(20.9)%
Used vehicle retail sales	$1,700	$1,844	$(144)	(7.8)%
Used vehicle wholesale sales	$152	$223	$(71)	(31.9)%
Total used	$1,434	$1,615	$(181)	(11.2)%
F&I PRU	$2,338	$2,461	$(122)	(5.0)%
Other:
SG&A expenses	$1,159.4	$1,136.1	$23.3	2.0%
Adjusted SG&A expenses (1)	$1,153.3	$1,135.3	$17.9	1.6%
SG&A as % gross profit	62.4%	59.6%	2.8%
Adjusted SG&A as % gross profit (1)	62.0%	59.5%	2.5%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Three Months Ended September 30,
	2023	2022	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$340.9	$295.7	$45.2	15.3%	$25.3	6.7%
Used vehicle retail sales	329.5	275.2	54.3	19.7%	23.1	11.3%
Used vehicle wholesale sales	34.1	28.1	6.0	21.3%	2.4	12.9%
Total used	363.6	303.3	60.3	19.9%	25.4	11.5%
Parts and service sales	68.1	59.0	9.1	15.4%	4.9	7.1%
F&I, net	17.6	16.0	1.6	10.1%	1.3	2.2%
Total revenues	$790.2	$674.1	$116.2	17.2%	$57.0	8.8%
Gross profit:
New vehicle retail sales	$29.1	$25.9	$3.2	12.4%	$2.3	3.6%
Used vehicle retail sales	15.2	15.4	(0.2)	(1.0)%	1.1	(8.1)%
Used vehicle wholesale sales	(1.9)	(0.3)	(1.7)	NM	(0.1)	NM
Total used	13.3	15.1	(1.8)	(12.1)%	1.0	(18.5)%
Parts and service sales	40.4	34.8	5.7	16.3%	2.9	7.9%
F&I, net	17.6	16.0	1.6	10.1%	1.3	2.2%
Total gross profit	$100.4	$91.8	$8.7	9.5%	$7.4	1.4%
Gross margin:
New vehicle retail sales	8.5%	8.8%	(0.2)%
Used vehicle retail sales	4.6%	5.6%	(1.0)%
Used vehicle wholesale sales	(5.7)%	(0.9)%	(4.7)%
Total used	3.7%	5.0%	(1.3)%
Parts and service sales	59.3%	58.9%	0.4%
Total gross margin	12.7%	13.6%	(0.9)%
Units sold:
Retail new vehicles sold (1)	8,202	7,462	740	9.9%
Retail used vehicles sold	10,895	10,175	720	7.1%
Wholesale used vehicles sold	3,306	2,978	328	11.0%
Total used	14,201	13,153	1,048	8.0%
Average sales price per unit sold:
New vehicle retail (1)	$43,284	$39,632	$3,652	9.2%	$3,213	1.1%
Used vehicle retail	$30,241	$27,047	$3,194	11.8%	$2,117	4.0%
Gross profit per unit sold:
New vehicle retail sales	$3,551	$3,471	$80	2.3%	$280	(5.8)%
Used vehicle retail sales	$1,396	$1,510	$(114)	(7.5)%	$100	(14.2)%
Used vehicle wholesale sales	$(585)	$(89)	$(496)	NM	$(38)	NM
Total used	$935	$1,148	$(213)	(18.6)%	$68	(24.5)%
F&I PRU	$922	$906	$15	1.7%	$66	(5.6)%
Other:
SG&A expenses	$76.5	$63.7	$12.9	20.2%	$5.5	11.6%
Adjusted SG&A expenses (2)	$76.5	$62.4	$14.1	22.7%	$5.4	13.9%
SG&A as % gross profit	76.2%	69.4%	6.8%
Adjusted SG&A as % gross profit (2)	76.2%	68.0%	8.2%
(1) Retail new vehicle units sold for 2023 include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
NM — Not Meaningful

Group 1 Automotive, Inc.
Same Store Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Nine Months Ended September 30,
	2023	2022	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$1,000.0	$895.9	$104.1	11.6%	$(6.5)	12.3%
Used vehicle retail sales	941.9	901.4	40.5	4.5%	(11.1)	5.7%
Used vehicle wholesale sales	94.9	100.7	(5.9)	(5.8)%	(1.2)	(4.6)%
Total used	1,036.7	1,002.1	34.6	3.5%	(12.4)	4.7%
Parts and service sales	201.8	174.9	26.9	15.4%	(1.8)	16.4%
F&I, net	51.4	51.1	0.3	0.6%	(0.5)	1.5%
Total revenues	$2,290.0	$2,124.0	$166.0	7.8%	$(21.4)	8.8%
Gross profit:
New vehicle retail sales	$90.8	$79.5	$11.3	14.2%	$(0.2)	14.5%
Used vehicle retail sales	47.6	50.1	(2.5)	(5.0)%	(0.7)	(3.6)%
Used vehicle wholesale sales	(2.5)	(1.7)	(0.8)	(45.7)%	—	(45.9)%
Total used	45.0	48.3	(3.3)	(6.8)%	(0.7)	(5.4)%
Parts and service sales	120.3	105.4	14.9	14.2%	(1.1)	15.2%
F&I, net	51.4	51.1	0.3	0.6%	(0.5)	1.5%
Total gross profit	$307.5	$284.3	$23.2	8.2%	$(2.5)	9.1%
Gross margin:
New vehicle retail sales	9.1%	8.9%	0.2%
Used vehicle retail sales	5.1%	5.6%	(0.5)%
Used vehicle wholesale sales	(2.7)%	(1.7)%	(0.9)%
Total used	4.3%	4.8%	(0.5)%
Parts and service sales	59.6%	60.2%	(0.6)%
Total gross margin	13.4%	13.4%	—%
Units sold:
Retail new vehicles sold (1)	24,654	21,836	2,818	12.9%
Retail used vehicles sold	31,716	30,246	1,470	4.9%
Wholesale used vehicles sold	9,150	9,471	(321)	(3.4)%
Total used	40,866	39,717	1,149	2.9%
Average sales price per unit sold:
New vehicle retail (1)	$42,103	$41,027	$1,076	2.6%	$(272)	3.3%
Used vehicle retail	$29,697	$29,802	$(105)	(0.4)%	$(351)	0.8%
Gross profit per unit sold:
New vehicle retail sales	$3,683	$3,640	$43	1.2%	$(10)	1.4%
Used vehicle retail sales	$1,500	$1,656	$(156)	(9.4)%	$(22)	(8.1)%
Used vehicle wholesale sales	$(277)	$(184)	$(93)	(50.9)%	$—	(51.0)%
Total used	$1,102	$1,217	$(115)	(9.5)%	$(17)	(8.1)%
F&I PRU	$912	$981	$(70)	(7.1)%	$(8)	(6.2)%
Other:
SG&A expenses	$221.0	$194.8	$26.1	13.4%	$(1.9)	14.4%
Adjusted SG&A expenses (2)	$221.0	$193.5	$27.4	14.2%	$(2.0)	15.2%
SG&A as % gross profit	71.9%	68.5%	3.3%
Adjusted SG&A as % gross profit (2)	71.9%	68.1%	3.8%
(1) Retail new vehicle units sold for 2023 include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Three Months Ended September 30, 2023
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$496.7	$(1.5)	$7.9	$(4.4)	$—	$498.8
Depreciation and amortization expense	$23.1	$—	$—	$—	$(0.3)	$22.8
Asset impairments	$4.8	$—	$—	$—	$(4.8)	$—
Income (loss) from operations	$261.6	$1.5	$(7.9)	$4.4	$5.2	$264.7

Income (loss) before income taxes	$220.5	$1.5	$(7.9)	$4.4	$5.2	$223.6
Less: Provision (benefit) for income taxes	56.4	0.4	(5.4)	1.1	1.3	53.8
Net income (loss) from continuing operations	164.1	1.1	(2.6)	3.3	3.9	169.8
Less: Earnings (loss) allocated to participating securities	4.0	—	(0.1)	0.1	0.1	4.2
Net income (loss) from continuing operations available to diluted common shares	$160.1	$1.1	$(2.5)	$3.2	$3.8	$165.6

Diluted earnings (loss) per common share from continuing operations	$11.67	$0.08	$(0.18)	$0.23	$0.28	$12.07

Effective tax rate	25.6%					24.0%

SG&A as % gross profit (1)	63.2%					63.4%
Operating margin (2)	5.6%					5.6%
Pretax margin (3)	4.7%					4.8%

Same Store SG&A expenses	$477.3	$(1.5)	$—	$(4.4)	$—	$471.4
Same Store SG&A as % gross profit (1)	64.4%					63.6%

Same Store income from operations	$236.8	$1.5	$—	$4.4	$5.2	$247.8
Same Store operating margin (2)	5.4%					5.6%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net loss from discontinued operations	$(0.2)	$—	$(0.2)
Less: Loss allocated to participating securities	—	—	—
Net loss from discontinued operations available to diluted common shares	$(0.2)	$—	$(0.2)

Net income	$163.9	$5.7	$169.6
Less: Earnings allocated to participating securities	4.0	0.1	4.2
Net income available to diluted common shares	$159.9	$5.5	$165.4

Diluted loss per common share from discontinued operations	$(0.02)	$—	$(0.02)
Diluted earnings per common share from continuing operations	11.67	0.40	12.07
Diluted earnings per common share	$11.65	$0.40	$12.06
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense and asset impairment charges.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense and asset impairment charges.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Three Months Ended September 30, 2022
	U.S. GAAP	Dealership and real estate transactions	Acquisition Costs	Legal matters	Non-GAAP adjusted
SG&A expenses	$450.9	$14.3	$(1.3)	$(0.8)	$463.1
Income (loss) from operations	$279.9	$(14.3)	$1.3	$0.8	$267.7

Income (loss) before income taxes	$257.2	$(14.3)	$1.3	$0.8	$245.0
Less: Provision (benefit) for income taxes	60.2	(3.4)	—	0.2	56.9
Net income (loss) from continuing operations	197.1	(10.8)	1.3	0.6	188.1
Less: Earnings (loss) allocated to participating securities	5.4	(0.3)	—	—	5.2
Net income (loss) from continuing operations available to diluted common shares	$191.6	$(10.5)	$1.2	$0.6	$182.9

Diluted earnings (loss) per common share from continuing operations	$12.57	$(0.69)	$0.08	$0.04	$12.00

Effective tax rate	23.4%				23.2%

SG&A as % gross profit (1)	59.9%				61.5%
Operating margin (2)	6.7%				6.4%
Pretax margin (3)	6.2%				5.9%

Same Store SG&A expenses	$452.2	$—	$(1.3)	$(0.8)	$450.1
Same Store SG&A as % gross profit (1)	61.7%				61.4%

Same Store income from operations	$260.1	$—	$1.3	$0.8	$262.2
Same Store operating margin (2)	6.4%				6.5%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net loss from discontinued operations	$(1.3)	$—	$(1.3)
Less: Loss allocated to participating securities	—	—	—
Net loss from discontinued operations available to diluted common shares	$(1.3)	$—	$(1.3)

Net income (loss)	$195.7	$(8.9)	$186.8
Less: Earnings (loss) allocated to participating securities	5.4	(0.2)	5.1
Net income (loss) available to diluted common shares	$190.3	$(8.7)	$181.6

Diluted loss per common share from discontinued operations	$(0.09)	$—	$(0.09)
Diluted earnings (loss) per common share from continuing operations	12.57	(0.57)	12.00
Diluted earnings (loss) per common share	$12.48	$(0.57)	$11.91
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items above.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items above.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Nine Months Ended September 30, 2023
	U.S. GAAP	Non-cash gain on interest rate swaps	Catastrophic events	Dealership and real estate transactions	Acquisition costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$1,439.4	$—	$(1.5)	$19.4	$(0.3)	$(4.4)	$—	$1,452.7
Depreciation and amortization expense	$68.6	$—	$—	$—	$—	$—	$(0.9)	$67.8
Asset impairments	$7.7	$—	$—	$—	$—	$—	$(7.7)	$—
Income (loss) from operations	$773.9	$—	$1.5	$(19.4)	$0.3	$4.4	$8.6	$769.2
Other interest expense, net	$72.1	$4.0	$—	$—	$—	$—	$—	$76.2

Income (loss) before income taxes	$654.8	$(4.0)	$1.5	$(19.4)	$0.3	$4.4	$8.6	$646.1
Less: Provision (benefit) for income taxes	161.6	(0.9)	0.4	(10.3)	0.1	1.1	2.1	154.0
Net income (loss) from continuing operations	493.2	(3.1)	1.1	(9.1)	0.2	3.3	6.5	492.1
Less: Earnings (loss) allocated to participating securities	12.2	(0.1)	—	(0.2)	—	0.1	0.2	12.2
Net income (loss) from continuing operations available to diluted common shares	$480.9	$(3.0)	$1.1	$(8.9)	$0.2	$3.2	$6.3	$479.8

Diluted earnings (loss) per common share from continuing operations	$34.81	$(0.22)	$0.08	$(0.64)	$0.01	$0.23	$0.46	$34.73

Effective tax rate	24.7%							23.8%

SG&A as % gross profit (1)	62.9%							63.4%
Operating margin (2)	5.8%							5.7%
Pretax margin (3)	4.9%							4.8%

Same Store SG&A expenses	$1,380.3	$—	$(1.5)	$—	$(0.3)	$(4.4)	$—	$1,374.2
Same Store SG&A as % gross profit (1)	63.7%							63.4%

Same Store income from operations	$713.0	$—	$1.5	$—	$0.3	$4.4	$8.3	$727.5
Same Store operating margin (2)	5.7%							5.8%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net loss from discontinued operations	$(0.3)	$—	$(0.3)
Less: Loss allocated to participating securities	—	—	—
Net loss from discontinued operations available to diluted common shares	$(0.3)	$—	$(0.3)

Net income (loss)	$492.9	$(1.1)	$491.7
Less: Earnings allocated to participating securities	12.2	—	12.2
Net income (loss) available to diluted common shares	$480.6	$(1.1)	$479.5

Diluted loss per common share from discontinued operations	$(0.02)	$—	$(0.02)
Diluted earnings (loss) per common share from continuing operations	34.81	(0.08)	34.73
Diluted earnings (loss) per common share	$34.79	$(0.08)	$34.71
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense and asset impairment charges.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and a non-cash gain on interest rate swaps.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Nine Months Ended September 30, 2022
	U.S. GAAP	Dealership and real estate transactions	Acquisition costs	Legal matters	Asset impairments	Non-GAAP adjusted
SG&A expenses	$1,329.6	$38.8	$(1.3)	$(0.8)	$—	$1,366.3
Asset impairments	$0.8	$—	$—	$—	$(0.8)	$—
Income (loss) from operations	$849.4	$(38.8)	$1.3	$0.8	$0.8	$813.5

Income (loss) before income taxes	$779.6	$(38.8)	$1.3	$0.8	$0.8	$743.7
Less: Provision (benefit) for income taxes	182.1	(9.1)	—	0.2	0.2	173.4
Net income (loss) from continuing operations	597.5	(29.7)	1.3	0.6	0.6	570.3
Less: Earnings (loss) allocated to participating securities	16.7	(0.8)	—	—	—	15.9
Net income (loss) from continuing operations available to diluted common shares	$580.8	$(28.9)	$1.2	$0.6	$0.6	$554.3

Diluted earnings (loss) per common share from continuing operations	$36.43	$(1.81)	$0.08	$0.04	$0.04	$34.77

Effective tax rate	23.4%					23.3%

SG&A as % gross profit (1)	59.2%					60.8%
Operating margin (2)	7.0%					6.7%
Pretax margin (3)	6.4%					6.1%

Same Store SG&A expenses	$1,330.9	$—	$(1.3)	$(0.8)	$—	$1,328.8
Same Store SG&A as % gross profit (1)	60.7%					60.6%

Same Store income from operations	$796.4	$—	$1.3	$0.8	$0.8	$799.3
Same Store operating margin (2)	6.7%					6.7%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net (loss) income from discontinued operations	$(2.9)	$5.0	$2.1
Less: (Loss) earnings allocated to participating securities	(0.1)	0.1	0.1
Net (loss) income from discontinued operations available to diluted common shares	$(2.8)	$4.9	$2.0

Net income (loss)	$594.6	$(22.2)	$572.4
Less: Earnings (loss) allocated to participating securities	16.6	(0.6)	16.0
Net income (loss) available to diluted common shares	$578.0	$(21.6)	$556.4

Diluted (loss) earnings per common share from discontinued operations	$(0.18)	$0.30	$0.13
Diluted earnings (loss) per common share from continuing operations	36.43	(1.66)	34.77
Diluted earnings (loss) per common share	$36.25	$(1.35)	$34.90
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items and asset impairment charges.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items and asset impairment charges.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — U.S.
(Unaudited)
(In millions)

	Three Months Ended September 30, 2023
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$417.4	$(1.5)	$7.9	$(4.4)	$419.5
SG&A as % gross profit (1)	61.1%				61.4%

Same Store SG&A expenses	$400.7	$(1.5)	$—	$(4.4)	$394.9
Same Store SG&A as % gross profit (1)	62.6%				61.7%

	Three Months Ended September 30, 2022
	U.S. GAAP	Dealership and real estate transactions	Legal matters	Non-GAAP adjusted
SG&A expenses	$385.8	$14.3	$(0.8)	$399.3
SG&A as % gross profit (1)	58.5%			60.6%

Same Store SG&A expenses	$388.5	$—	$(0.8)	$387.7
Same Store SG&A as % gross profit (1)	60.6%			60.5%

	Nine Months Ended September 30, 2023
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$1,209.8	$(1.5)	$18.4	$(0.3)	$(4.4)	$1,222.1
SG&A as % gross profit (1)	61.4%					62.0%

Same Store SG&A expenses	$1,159.4	$(1.5)	$—	$(0.3)	$(4.4)	$1,153.3
Same Store SG&A as % gross profit (1)	62.4%					62.0%

	Nine Months Ended September 30, 2022
	U.S. GAAP	Dealership and real estate transactions	Legal matters	Non-GAAP adjusted
SG&A expenses	$1,133.0	$36.1	$(0.8)	$1,168.4
SG&A as % gross profit (1)	57.9%			59.7%

Same Store SG&A expenses	$1,136.1	$—	$(0.8)	$1,135.3
Same Store SG&A as % gross profit (1)	59.6%			59.5%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures - U.K.
(Unaudited)
(In millions)

	Three Months Ended September 30, 2022
	U.S. GAAP	Acquisition costs	Non-GAAP Adjusted
SG&A expenses	$65.1	$(1.3)	$63.8
SG&A as % gross profit (1)	69.8%		68.4%

Same Store SG&A expenses	$63.7	$(1.3)	$62.4
Same Store SG&A as % gross profit (1)	69.4%		68.0%

	Nine Months Ended September 30, 2023
	U.S. GAAP	Dealership and real estate transactions	Non-GAAP Adjusted
SG&A expenses	$229.6	$0.9	$230.5
SG&A as % gross profit (1)	71.8%		72.1%

	Nine Months Ended September 30, 2022
	U.S. GAAP	Dealership and real estate transactions	Acquisition costs	Non-GAAP Adjusted
SG&A expenses	$196.6	$2.7	$(1.3)	$197.9
SG&A as % gross profit (1)	68.0%			68.4%

Same Store SG&A expenses	$194.8	$—	$(1.3)	$193.5
Same Store SG&A as % gross profit (1)	68.5%			68.1%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.